Consent of Financial Advisor


     We hereby consent to the use in this Registration Statement on Form S-4 of Synovus Financial Corp. of our letter to the Board of Directors of Georgia Bank and Trust, included an Appendix to the Proxy Statement/Prospectus that is part of the Registration Statement, and to the references to such letter and to our firm in the Proxy Statement/Prospectus. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1993 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   STEVENS & COMPANY
                                   /s/Charles Stevens
                                   October 13, 1998